RESIGNATION

I, Raymond Sheets, hereby tender my resignation as Secretary and Treasurer of Sentinel Holdings Ltd., a Nevada corporation (the "Company") effective as of the date below. Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial and regulatory matters of the Company. Additionally, I confirm that I have no rights to any stock options, warrants or other rights to acquire securities of the Company and I am owed no monies or other compensation by the Company.

Effective as of June 24, 2025

Raymond Sheets

RESIGNATION

I, Kip Eardley, hereby tender my resignation as President and CEO of Sentinel Holdings Ltd., a Nevada corporation (the "Company") effective as of the date below. Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial and regulatory matters of the Company. Additionally, I confirm that I have no rights to any stock options, warrants or other rights to acquire securities of the Company and I am owed no monies or other compensation by the Company.